Exhibit 99.1

For Immediate Release

EnergySolutions and Exelon Nuclear Agree On Target Date

for the Zion Station Decommissioning

Salt Lake City, Utah, — August 23, 2010 — EnergySolutions, Inc. (NYSE: ES) announced today it has reached an agreement to close its transaction with Exelon Nuclear to officially transfer the Zion Station licenses to EnergySolutions for the purpose of beginning the accelerated decommissioning of the Zion Station.

The anticipated date for officially transferring the licenses is September 1, 2010.  The Nuclear Regulatory Commission (NRC) conditionally approved the license transfer in 2008, a major milestone in the EnergySolutions’ license stewardship program.

“It is very important for EnergySolutions and Exelon to have agreed to close this transaction, so that decommissioning operations at the Zion Station can begin,” said Val Christensen, President and CEO of EnergySolutions.  “We appreciate the confidence Exelon has in EnergySolutions to safely and effectively perform the work.”

The license stewardship program is a first-of-its-kind approach to accelerate the decommissioning of nuclear power plants.  Under this program EnergySolutions will acquire the Zion Station assets and conduct its work as the owner and NRC licensee.  EnergySolutions will process and dispose of all Zion low-level radioactive waste at its Clive, Utah facility and will place the spent nuclear fuel in NRC-approved dry cask storage containers on site.

The goal of the program is to safely accelerate the cleanup at least 12 years ahead of schedule, enabling the land to be restored for beneficial reuse sooner than originally planned.  There will also be considerable economic benefit to the local community in terms of jobs, goods and services.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, processing, recycling, disposition of nuclear waste, and research and engineering services across the nuclear fuel cycle.

Statements in this news release  contain forward-looking statements that involve risks and uncertainties.  Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact.  Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from those expressed or implied by the statements herein.  Factors that may cause future performance or actual results to differ from the expectations expressed or implied herein include, without, limitation, the following: each party has discretion not to close the transaction on the scheduled date and may determine not to close on the scheduled date, or at all; the parties may also mutually agree to defer closing; despite its conditional approval, the NRC retains the discretion to determine that the parties have not complied with the conditions of its approval and otherwise to deny a license transfer prior to the scheduled closing date; the Company may fail to satisfy express conditions to closing; the value of the decommissioning funds to be transferred to the Company may decline or otherwise be determined by one or both parties to be inadequate; the parties may fail to reach agreement with respect to various matters that are being negotiated in anticipation of closing; and unforeseen changes in economic, business, competitive, regulatory, technological, strategic or other circumstances may prevent or delay closing. In addition, other risks are identified in the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For more information please contact Mark Walker at 801-649-2194 or mwalker@energysolutions.com